LIVE CURRENT MEDIA INC.

820 - 1130 West Pender Street

Vancouver, BC V6E 4A4

Canada

December 14, 2021

Evasyst Inc.

PO BOX 28729

San Diego, CA 92198

Dear Sirs and Mesdames:

RE: Proposed acquisition of Evasyst Inc. by Live Current Media Inc. - Extension of LOI Term

Reference is made to that Letter of Intent between Live Current Media Inc. ("LIVC") and Evasyst Inc. ("KAST") dated September 14, 2021 (the "LOI") relating to the proposed acquisition of 100% of the outstanding equity securities of KAST by LIVC.

Under its provisions, the LOI is to automatically terminate by 5:00PM Pacific Time on December 14, 2021 unless a Definitive Agreement with respect to the Proposed Transaction has been executed by LIVC and KAST or LIVC and KAST mutually agree otherwise.  LIVC and KAST wish to extend the term of the LOI by amending the provisions of the LOI as set forth below.

Capitalized terms not otherwise defined herein have the meaning set forth in the LOI.

1. Extend Term of LOI

LIVC and KAST agree to amend the LOI by deleting Section 8 of the LOI in its entirety and replacing it with the following:

"8. Term and Termination

The provisions of this LOI will automatically terminate and be of no further force and effect upon the earlier of:

(a) The execution of a Definitive Agreement by LIVC and KAST;

(b) By mutual agreement of KAST and LIVC; and

(c) 5:00PM Pacific Time on January 14, 2022 or such later date as may be mutually agreed to by KAST and LIVC.

Notwithstanding any other provision in this LOI, the provisions of Sections 11 (Choice of Law), 9 (Confidentiality), and 10 (Costs and Expenses) will survive the termination of this LOI and the termination of this LOI will not affect the rights of any Party with respect to any breach of the provisions of this LOI that occur prior to such termination."

2. Confirmation of Other Terms

Except as modified above, the LOI remains in full force and effect in accordance with its terms, and are hereby ratified and confirmed in all respect by LIVC and KAST.

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3. Execution in Counterpart

The Parties may execute this Letter in two or more counterparts, and may deliver such execution by email or other electronic means, each of which is deemed to be an original and all of which will constitute one agreement, effective as of the date given above.

If you agree with the terms, and wish to amend the provisions of the LOI, each as set forth above, please sign in the space provided below, and deliver the same, to LIVC.

Respectfully,

LIVE CURRENT MEDIA INC.

Per:	/s/ David Jeffs
David Jeffs
Chief Executive Officer

AGREED AND ACCEPTED

EVASYST Inc.

		Per:	/s/ Mark Ollila
Name: Mark Ollila
Title: CEO